UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                                   FORM 8-K
                               CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date or earliest event reported)	May 12, 2005


                           AMPCO-PITTSBURGH CORPORATION
              (Exact name of registrant as specified in its charter)


  Pennsylvania               	1-898	             25-1117717

(State or other	      (Commission file number)	   (I.R.S. Employer
 jurisdiction	 				    Identification
 of incorporation)			   	    Number)


        600 Grant Street
         Pittsburgh, PA        	                           15219

     (Address of principal     				(Zip Code)
      executive offices)


Registrant's telephone number, including area code: (412) 456-4400


  (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]	Written communications pursuant to Rule 425 under the Securities
        Act (17 CFR 230.425)

[  ]	Soliciting material pursuant to Rule 14a-12 under the Exchange
        Act (17 CFR 240.14a-12)

[  ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

   Subsequent to the issuance of the Corporation's consolidated financial statements for the year ended December 31, 2004, the Corporation concluded:

   (1)	based on supplemental guidance recently issued, that auction-
        rate securities do not meet the definition of cash equivalents and should therefore be classified as short-term marketable securities, and

   (2)	its outstanding Industrial Revenue Bond debt should be
        classified as a current liability, despite principal not beginning to become due until 2020, since the bonds can be put back to the Corporation on short notice if, although considered remote by the Corporation, the bonds are unable to be remarketed and bondholders seek reimbursement from the letters of credit which serve as collateral for the bonds.
        Any payments under the letters of credit are required to be repaid by the Corporation immediately.

   The effect of reclassifying its investments in auction-rate securities from cash and cash equivalents to short-term marketable securities and its Industrial Revenue Bond debt from a long-term liability to a current liability on the consolidated balance sheets as of December 31, 2004 and 2003 and the consolidated statements of cash flows for the years ended December 31, 2004 and 2003, is indicated below. The Corporation did not invest in auction-rate securities prior to 2003.

	                                  2004         	          2003
   		                    As	                    As
		                Previously	As	Previously	As
	                        Reported     Restated	 Reported    Restated

                                 		(in thousands)
Consolidated Balance Sheets
as of December 31,:

Cash and cash equivalents	  $36,795     $11,340    $35,739      $15,489
Short-term marketable securities        -      25,455          -       20,250
Total current liabilities	   41,170      54,481     34,042       47,353
Long-term debt obligations 	   13,311	    -	  13,311   	    -






	                                  2004            	   2003
   	                             As			       As
		                 Previously	   As	  Previously	   As
	                         Reported	Restated   Reported	Restated

                                                  (in thousands)
Consolidated Statements of
Cash Flows for the Year Ended:

Purchases of short-term
marketable securities	         $      -	$(48,635)  $     -     $(51,250)
Proceeds from the sale of
short-term marketable securities	-	  43,430         -	 31,000
Net cash flow (used in) provided
by investing activities            (5,111)       (10,316)    6,863	(13,387)
Net increase (decrease) in cash
and cash equivalents	            1,056	  (4,149)    7,950	(12,300)
Cash and cash equivalents
at beginning of period             35,739	  15,489    27,789	 27,789
Cash and cash equivalents
at end of period	           36,795	  11,340    35,739	 15,489


     Management, including the principal executive officer and the principal financial officer, of the Corporation have evaluated the implications of these changes on the Corporation's internal control over financial reporting and have concluded that a material weakness in the Corporation's internal control over financial reporting with respect to classification of the Industrial Revenue Bond debt (redeemable instruments that are subject to remarketing agreements) existed but has been since been remediated. The remedial actions taken included:

   -	Requiring all future debt agreements to be reviewed by the
        finance department for proper balance sheet classification.
   -	Improving understanding of relevant personnel of the requirements of EITF D-61, "Classification by the Issuer of Redeemable
        Instruments That Are Subject to Remarketing Agreements".

    The Audit Committee of the Corporation's Board of Directors and management concluded on May 11, 2005, that the previously issued consolidated financial statements and related auditors' reports for the years ended December 31, 2004 and 2003 should not be relied upon because of the aforementioned errors in those consolidated financial statements. The Corporation intends to file an amendment on Form 10-K/A to its Annual Report to Shareholders on Form 10-K for the year ended December 31, 2004, as soon as practicable.

    The Audit Committee of the Corporation's Board of Directors and management have discussed the matters disclosed in this Current Report on Form 8-K with the Corporation's independent registered public accounting firm, Deloitte & Touche, LLP.




                             SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                       AMPCO-PITTSBURGH CORPORATION



Date:  May 12, 2005	               By:  s/Marliss D. Johnson
                                             Marliss D. Johnson
                                             Vice President, Controller,
                                             Treasurer